UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2017

P. H. Glatfelter Company

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania		17401

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		717 225 4711

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 1, 2017, P. H. Glatfelter Company (the “Company”) entered into a First Amendment to Second Amended and Restated Credit Agreement (the “First Amendment”) with certain lenders party thereto (the ‘Lenders”) and PNC Bank, National Association, in its capacity as administrative agent for the Lenders.  The First Amendment revises the definition of EBITDA under the Credit Agreement for certain purposes to, among other things, adjust the allowable amount of gains from sales of timberland properties, provide for the exclusion of certain unusual or non-recurring charges and adjust the amount of charges related to environmental remediation, damages or costs at the Fox River site in Wisconsin.

The description of the agreement set forth above is qualified by reference to the First Amendment filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

10.1First Amendment to Second Amended and Restated Credit Agreement, dated as of February 1, 2017, by and among P. H. Glatfelter Company, the Lenders party thereto, and PNC Bank, National Association, in its capacity as administrative agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

February 6, 2017	By:	/s/ John P. Jacunski

Name: John P. Jacunski
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1

First Amendment to Second Amended and Restated Credit Agreement, dated as of February 1, 2017, by and among P. H. Glatfelter Company, the Lenders party thereto, and PNC Bank, National Association, in its capacity as administrative agent for the Lenders. *

_______________________________

* Confidential treatment has been requested with respect to portions of this exhibit.